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                              Hercules Incorporated
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


                             WILLIAM H. JOYCE NAMED
                       CHIEF EXECUTIVE OFFICER OF HERCULES


Wilmington, DE, May 8, 2001 . . . Hercules Incorporated (NYSE: HPC) announced today that the Board of Directors has named William H. Joyce as Chief Executive Officer and a member of the Board, effective immediately. Dr. Joyce was most recently Chairman, President, and Chief Executive Officer of Union Carbide Corporation. On July 1, 2001, Dr. Joyce will also become Chairman of the Board. He succeeds Thomas L. Gossage, who returned from retirement last fall at the request of the Board to serve as Chairman and CEO on an interim basis.

Mr. Gossage will continue to focus his efforts on the previously announced strategic process to merge or sell the Company and its businesses. Mr. Gossage will serve as Chairman of the Board in a non-employee capacity until July 1, 2001, and is currently expected to remain a member of the Board for as long thereafter as he is needed in the strategic process.

"Bill Joyce is uniquely qualified to lead Hercules at this time. He brings with him a wealth of experience and success in the turnaround and recent sale of Union Carbide," said Edith E. Holiday, an outside director who is Chairman of the Board's Nominating Committee. "The Board believes Bill's insight and determination combined with his proven track record for delivering shareholder value make him ideally suited to lead Hercules."

"I am very pleased to join Hercules and look forward to rebuilding shareholder value," said Joyce. Gossage added, "We welcome Bill's strong leadership and team building skills and his proven ability to operate chemical businesses. I also welcome Bill's experience as we proceed with our process to merge or sell the Company and its businesses."

Dr. Joyce joins Hercules after a distinguished career with Union Carbide, in which he served in a number of management and executive management positions. He became Chief Operating Officer in 1992, President in 1993 and in 1995 was named CEO. In 1996, he also became the Chairman of the Board. He stepped down as Chairman, CEO and President of Union Carbide when it merged with The Dow Chemical Company earlier this year.

Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University and a MBA and PhD from New York University.


                                      # # #


Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.


This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on reasonable assumptions. Results could differ materially depending on such factors as business climate, economic and competitive uncertainties, failure to complete transactions, adverse legal and regulatory developments, and adverse changes in economic and political climates around the world. As appropriate, additional factors are contained in reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. This paragraph is included to provide safe harbor for forward-looking statements, which are not required to be publicly revised as circumstances change.



Investor Contact:    Allen A. Spizzo         (302) 594-6491
Media Contact:       John S. Riley           (302) 594-6025